Exhibit 3.2

TIME WARNER LLC

A Delaware Limited Liability Company

AMENDED AND RESTATED
 LIMITED LIABILITY COMPANY AGREEMENT

* * * * *

Date: June 14, 2018

Whereas, the Certificate of Formation of West Merger Sub II, LLC, a Delaware limited liability company, was amended by the Certificate of Merger of Time Warner Inc. with and into West Merger Sub II, LLC, filed with the Secretary of State of the State of Delaware on June 14, 2018, which amendment caused the name of West Merger Sub II, LLC to be changed to Time Warner LLC, be it resolved that the Limited Liability Company Agreement (the “Limited Liability Company Agreement”) of Time Warner LLC, a Delaware limited liability company, is amended and restated as set forth below, effective as of the date set forth above, by the undersigned, being the sole Member and all of the Managers of the Company.

ARTICLE ONE
DEFINED TERMS

The capitalized terms used in this Limited Liability Company Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.

Act.  The Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such Act.

Business Day.  Any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. §6103(a), as may be amended from time to time.

Certificate of Formation.  The Certificate of Formation of the Company as filed with the Delaware Secretary of State upon the formation of the Company and as has been and may be amended from time to time.

Company. Time Warner LLC, a Delaware limited liability company, as such limited liability company may from time to time be constituted.

Company Property or Properties.  All interests, properties and rights of any type owned by the Company, whether owned by the Company at the date of its formation or thereafter acquired.

DGCL.  The Delaware General Corporation Law, as it may be amended from time to time.

Interest.  The ownership interest of a Member in the Company, including the right of a Member to receive the revenues, income and loss of the Company and all management rights, voting rights or rights to consent.

Limited Liability Company Agreement.  This Limited Liability Company Agreement as originally executed and as subsequently amended from time to time.

Manager.  At any time, the Person or Persons who are then managing the business of the Company in accordance with Article Seven of this Limited Liability Company Agreement.

Member.  At any time, the Person who then owns Interests in the Company.  The sole initial Member is a party to this Limited Liability Company Agreement.

Notification.  A writing containing any information required by this Limited Liability Company Agreement to be communicated to any Person, which may be personally delivered, sent by registered or certified mail, postage prepaid, or sent by facsimile transmission promptly confirmed by mail, to such Person, at the last known address of such Person on the Company records.

Person.  Any natural person, limited liability company, general partnership, limited partnership, corporation, joint venture, trust, or association.

ARTICLE TWO
ORGANIZATION

Section 2.1.          Member and Interest.

The name and address of the sole Member, and the Company-issued Interests to the sole Member, are as follows:

Name and Address	Issued Interests

AT&T Inc.	One (1) Membership Unit representing
208 S. Akard St.	the entire ownership of the Company
Dallas, Texas 75202

Section 2.2.         Term.  The parties hereby acknowledge that the Company was organized as a Delaware limited liability company pursuant to the Act.   The Company shall exist for a perpetual duration, unless sooner terminated in accordance with this Limited Liability Company Agreement.

Section 2.3.      Qualification in Other Jurisdictions.  The Manager shall have the authority to cause the Company to do business in jurisdictions other than the State of Delaware only if the Manager has qualified the Company to do business as a foreign limited liability company in such jurisdiction.

Section 2.4.      Merger.  The Company may merge with or into another limited liability company or other entity, or enter into an agreement to do so, subject to the requirements of the Act.

ARTICLE THREE
NAME; REGISTERED OFFICE AND AGENT

Section 3.1.         Name.  The name of the Company is “Time Warner LLC”.

Section 3.2.        Assumed Names.  The Manager may cause the Company to do business under one or more assumed names.  In connection with the use of any such assumed names, the Manager shall cause the Company to comply with the terms of any applicable assumed or fictitious name statute.

Section 3.3.         Registered Office; Registered Agent; Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Manager may designate from time to time in the manner provided by law.  The principal office of the Company in the United States shall be at such place as the Manager may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there as required by the Act.  The Company may have such other offices as the Manager may designate from time to time.

ARTICLE FOUR
PURPOSE

Section 4.1.         Purpose.  The purpose of the Company is to engage in any lawful business or activity for which a limited liability company may be engaged under the Act.

ARTICLE FIVE
OWNERSHIP OF COMPANY PROPERTY

Section 5.1.         Ownership of Company Property.  Company Property shall be deemed to be owned by the Company as an entity, and the Member shall not have any ownership interest in such Company Property or any portion thereof.  Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Manager may determine.  All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

ARTICLE SIX
BOOKS AND RECORDS

Section 6.1.         Records Required by Act.  The Manager, at the expense of the Company, shall maintain in the Company’s principal office in the United States, all records required to be kept pursuant to the Act.

ARTICLE SEVEN
MANAGEMENT OF THE COMPANY

Section 7.1.         [Intentionally Omitted].

Section 7.2.        Management by Manager.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Manager, or Managers, if more than one.  The Manager need not be a resident of the State of Delaware or a Member of the Company.  Any Person dealing with the Company, other than the Member, may rely on the authority of the Manager and officers in taking any action in the name of the Company without inquiry into the provisions or compliance herewith, regardless of whether that action is actually taken in accordance with the provisions of this Limited Liability Company Agreement.

Section 7.3.         Powers of Manager.  The Manager, or Managers, if more than one, shall have no power to cause the Company to do an act outside the purpose of the Company as set forth in Article Four hereof.  Subject to the foregoing limitation, the Manager, or Managers acting by majority vote if more than one, shall have full and complete power to manage and control the Company, and shall have the authority to take any action such Manager (or they) deem to be necessary, convenient or advisable in connection with the management of the Company.

Section 7.4.         Place of Meeting.  Meetings of the Manager may be held either within or without the State of Delaware, at whatever place is specified in the call of the meeting.  In the absence of specific designation, the meetings shall be held at the principal office of the Company.

Section 7.5.         Resignation and Removal.  Any Manager may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Member.  Any Manager may be removed at any time, with or without cause, by the Member.

Section 7.6.         Action by Written Consent.  Any action that may be taken at a meeting of the Manager may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of those Persons entitled to vote at that meeting, and such consent shall have the same force and effect as a unanimous vote of the Manager at a meeting duly called and held.  No notice shall be required in connection with the use of a written consent pursuant to this Section.

ARTICLE EIGHT
RIGHTS, POWERS AND OBLIGATIONS OF MEMBER

Section 8.1.         Liability to Third Parties.  No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court, by reason of being a Member or Manager of the Company.

Section 8.2.      Sale of New or Additional Interests.  The Company shall not sell any new or additional Interests to any Member or Person without the prior consent and approval of the Member.

Section 8.3.        Transfer of Member’s Interest.  A Member may transfer all or a portion of its Interests to any Person; provided that such transfer shall have the prior written consent of all other Members, if any.  The transferee of any such transfer shall be entitled to have and to execute any rights or powers of a Member.

ARTICLE NINE
MEETINGS OF MEMBERS

Section 9.1.     Place of Meetings.  All meetings of the Member (or Members, if more than one) shall be held at the principal office of the Company as provided in Section 3.3, above, or at such other place within or without the State of Delaware as may be designated by the Manager or the Member.

Section 9.2.      Regular Meetings.  The Member (or Members, if more than one) may designate times for the conduct of meetings of the Members.

Section 9.3.      Meetings.  Special meetings of the Member (or Members, if more than one) may be called by resolution of the Manager, by the President, by the Member, or, if there is more than one (1) Member, by the Members owning at least ten percent (10%) of the Interests, for the purpose of addressing any matter upon which the Members may vote under this Limited Liability Company Agreement.  A Member may call a meeting by delivering to the Managers one or more written requests signed by such Member, stating that the Member wishes to call a meeting and indicating the specific purpose for which the meeting is to be held.  Unless waived by all Members, action at the meeting shall be limited to those matters specified in the call of the meeting.

Section 9.4.      Notice.  A Notification of all meetings, stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting to each Member and Manager.

Section 9.5.      Waiver of Notice.  Attendance of a Member at a meeting shall constitute a waiver of Notification of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Notification of a meeting also may be waived in writing.  Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the Notification of the meeting but not so included, if the objection is expressly made at the meeting.

Section 9.6.      Quorum.  A majority of the Members, if more than one, shall constitute a quorum at any meeting of the Members, whether present in person or by proxy.

Section 9.7.     Action by Written Consent.  Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by Members holding the percentage of Interests required to approve such action under the Act, the Certificate of Formation or this Limited Liability Company Agreement.  Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held pursuant to this Article Nine.  No prior notice from the signing Members to the Manager or other Members shall be required in connection with the use of a written consent pursuant to this Section.  Notification of any action taken by means of a written consent of Members shall, however, be sent within a reasonable time after the date of the consent by the Manager to all Members who did not sign the written consent.

ARTICLE TEN
OFFICERS

Section 10.1.     Selection of Officers.  The Manager may appoint a President, one (1) or more Vice Presidents, a Secretary, a Treasurer, and such other officers and agents as the Manager shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Manager.  Any person may hold two (2) or more offices.  No officer or agent need be a Member, a Manager, or a resident of the State of Delaware.

Section 10.2.   Term of Office.  The officers of the Company shall hold office until their successors are chosen and shall qualify or until their earlier resignation or removal.  Any officer elected or appointed by the Manager may be removed at any time by the Manager, whenever, in the judgment of the Manager, the best interests of the Company will be served thereby.  Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Manager.

Section 10.3.   Authority.  Officers and agents shall have such authority and perform such duties in the management of the Company as are provided in this Limited Liability Company Agreement or as may be determined by resolution of the Manager not inconsistent with this Limited Liability Company Agreement.

Section 10.4.     The President.  The President shall be the ranking and chief executive officer of the Company.  He shall preside at meetings of the Manager and of the Member(s) unless he shall be absent, and he shall have power to call special meetings of the Member(s) and the Manager for any purpose or purposes, appoint and discharge, subject to the approval or review by the Manager, employees and agents of the Company and fix their compensation, and shall make and sign contracts and agreements in the name of and on behalf of the Company.  The President shall put into operation such business policies of the Company as shall be decided upon by the Manager.  In carrying out the business policies of the Manager, the President shall have the general management and control of the business and affairs of the Company and shall be the managing executive officer of the Company, and the President, in carrying out such business policies, is given the necessary authority to discharge such responsibility.  He shall see that the books, reports, statements and certificates required by the statutes under which the Company is organized or any other laws applicable thereto, are properly kept, made and filed according to law.  The President shall, in general, have supervisory power over the other officers, the committees and the business activities of the Company, subject to the approval or review of the Manager, and he shall generally do and perform all acts incident to the office of President or which are authorized or required by law.

Section 10.5.     The Vice Presidents.  The Vice Presidents in the order of their seniority, unless otherwise determined by the Manager, shall, in the absence or disability of the President, perform the duties and exercise the power of the President.  They also shall generally assist the President and exercise such other powers and perform such other duties as are delegated to them by the President and as the Manager shall prescribe.

Section 10.6.     The Secretary.  The Secretary shall attend all meetings of the Manager and all meetings of the Member(s) and record all the proceedings of such meetings in a book to be kept for that purpose, and he shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Manager, and he shall perform such other duties as may be prescribed by the Manager or President, under whose supervision he shall be.

Section 10.7.     Assistant Secretaries.  The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Manager, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the Manager may from time to time prescribe or as the President may from time to time delegate.

Section 10.8.     The Treasurer.

A.           Custody of Funds.  The Treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and in addition, he shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager.

B.            Disbursal.  The Treasurer shall disburse the funds of the Company as may be ordered by the Manager, taking proper vouchers for such disbursements, and he shall render to the President and the Manager, at the regular meeting of the Manager, or when the Manager so require, an account of all his transactions as Treasurer and of the financial condition of the Company.

C.            Surety Bond.  If required by the Manager, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Manager for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

D.           Additional Duties.  The Treasurer shall perform such other duties and have such other authority and powers as the Manager may from time to time prescribe or as the President may from time to time delegate.

ARTICLE ELEVEN
EXCULPATION AND INDEMNIFICATION

Section 11.1.     Exculpation.  To the fullest extent as would be permitted by the DGCL for a corporation in respect of its directors, no person who is or was a manager or director of the Company (it being understood that all references in this Article Eleven to the Company shall include Time Warner Inc., as predecessor of the Company) shall be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a manager or director, as applicable.  For purposes of the prior sentence, the term “damages” shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements).  Each person who serves as manager or director while this Section 11.1 is in effect shall be deemed to be doing so in reliance on the provisions of this Section 11.1. Neither the amendment or repeal of this Section 11.1, nor the adoption of any provision of this Limited Liability Company Agreement inconsistent with this Section 11.1, shall apply to or have any effect on the liability or alleged liability of the manager or director for, arising out of, based upon, or in connection with any acts or omissions of the manager or director, as applicable, occurring prior to such amendment, repeal or adoption of an inconsistent provision.  If any provision of this Section 11.1 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, to the fullest extent possible, the other provisions of this Section 11.1 (including, without limitation, each such portion of any paragraph of this Section 11.1 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect each person who is or was a manager or director of the Company from personal liability in respect of his or her good faith service to or for the benefit of the Company to the fullest extent permitted by law.

Section 11.2.      Indemnification.

A.            Right to Indemnification.  The Company, to the fullest extent permitted or required by the DGCL or other applicable law (as if the Company were a Delaware corporation), as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a manager, director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Company to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a manager, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any manager, director or officer of the Company entitled to indemnification as provided in this Section 11.2(A) is hereinafter called an “Indemnitee”.  Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to  receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader rights to payment of expenses than such law permitted the Company to provide prior to such amendment), and the other provisions of this Article Eleven.

B.            Insurance, Contracts and Funding. The Company may purchase and maintain insurance to protect itself and any manager, director, officer, employee or agent of the Company or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 11.2(A) of this Article Eleven or incurred by any such manager, director, officer, employee or agent in connection with any Proceeding referred to in Section 11.2(A) of this Article Eleven, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company may enter into contracts with any manager, director, officer, employee or agent of the Company or of any Covered Entity in furtherance of the provisions of this Article Eleven and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article Eleven.

C.            Indemnification Not Exclusive Right.  The right of indemnification provided in this Article Eleven shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article Eleven shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article Eleven and shall be applicable to Proceedings commenced or continuing after the adoption of this Article Eleven, whether arising from acts or omissions occurring before or after such adoption.

D.            Advancement of Expenses; Procedures; Presumptions and Effects of Certain Proceedings; Remedies.  In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article Eleven:

(1)                 Advancement of Expenses. All reasonable expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article Eleven.

(2)                 Procedure for Determination of Entitlement to Indemnification.

(a)            To obtain indemnification under this Article Eleven, an Indemnitee shall submit to the Manager a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Company of the written request for indemnification together with the Supporting Documentation.

(b)            The Indemnitee’s entitlement to indemnification under this Article Eleven shall be determined in one of the following ways: (1) by a majority vote of the Disinterested Managers (as hereinafter defined in Section 11.2(D)(5)(c) of this Article Eleven), whether or not they constitute a quorum of the Managers, or by a committee of Disinterested Managers designated by a majority vote of the Disinterested Managers; (2) by a written opinion of Independent Counsel (as hereinafter defined in Section 11.2(D)(5) of this Article Eleven) if (x) the Indemnitee so requests or (y) there are no Disinterested Managers or a majority of such Disinterested Managers so directs; (3) by the Member or (4) as provided in Section 11.2(D)(3) of this Article Eleven.

(c)            In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11.2(D)(2)(b) of this Article Eleven, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Managers does not reasonably object.

(3)                 Presumptions and Effect of Certain Proceedings.  Except as otherwise expressly provided in this Article Eleven, the Indemnitee shall be presumed to be entitled to indemnification under this Article Eleven (with respect to actions or omissions occurring prior to the date of this Amended and Restated Limited Liability Company Agreement) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 11.2(D)(2)(a) of this Article Eleven, and thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination.  In any event, if the person or persons empowered under Section 11.2(D)(2) of this Article Eleven to determine entitlement to indemnification   shall not have been appointed or shall not have made a determination within 60 days after receipt by the Company of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 11.2(A) of this Article Eleven, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee  to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

(4)                 Remedies of Indemnitee.

(a)            In the event that a determination is made pursuant to Section 11.2(D)(2) of this Article Eleven that the Indemnitee is not entitled to indemnification under this Article Eleven, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article Eleven (with respect to actions or omissions occurring prior to the date of this Amended and Restated Limited Liability Company Agreement).

(b)            If a determination shall have been made or deemed to have been made, pursuant to Section 11.2(D)(2) or (3) of this Article Eleven, that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law.  In the event that (X) advancement of expenses is not timely made pursuant to Section 11.2(D)(1) of this Article Eleven or (Y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 11.2(D)(2) or (3) of this Article Eleven, the Indemnitee shall be entitled to seek judicial enforcement of the Company’s obligation to pay to the Indemnitee such advancement of expenses or indemnification.  Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (b) (a “Disqualifying Event”); provided, however, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event.

(c)            The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11.2(D)(4) that the procedures and presumptions of this Article Eleven are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Article Eleven.

(d)            In the event that the Indemnitee, pursuant to this Section 11.2(D)(4), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article Eleven, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration.  If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(5)                 Definitions.  For purposes of this Article Eleven:

(a)  “Authorized Officer” means any one of the Manager, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President or the Secretary of the Company.

(b)  “Disinterested Manager” means a Manager who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(c)  “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Company or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article Eleven.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Article Eleven.

E.            Severability.  If any provision or provisions of this Article Eleven shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article Eleven (including, without limitation, all portions of any paragraph of this Article Eleven containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article Eleven (including, without limitation, all portions of any paragraph of this Article Eleven containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be  construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

F.            Indemnification of Employees Serving as Directors.  The Company, to the fullest extent of the provisions of this Article Eleven with respect to the indemnification of managers, directors and officers of the Company, shall indemnify any person who is or was an employee of the Company and who is or was involved in any manner (including, without limitation, as a party  or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a company in which the Company had at the time of such service, directly or indirectly, a 50% or greater equity interest (a “Subsidiary Director”) or (b) at the written request of an  Authorized Officer, as a director of another company in which the Company had at the time of such service, directly or indirectly, a less than 50% equity interest (or no equity interest at  all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Company has an interest (a “Requested Employee”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Company may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article Eleven with respect to the advancement of expenses of directors and officers of the Company.

G.            Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article Eleven, the Company, to the fullest extent of the provisions of this Article Eleven with respect to the indemnification of managers, directors and officers of the Company, may indemnify any person other than a manager, director or officer of the Company, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a manager, director, officer, employee or agent of the  Company or of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.  The Company may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article Eleven with respect to the advancement of expenses of managers, directors and officers of the Company.

ARTICLE TWELVE
DISSOLUTION AND WINDING UP

Section 12.1.      Events Causing Dissolution.  The Company shall be dissolved upon the first of the following events to occur:

A.           The written consent of the sole Member, or of the Members, if more than one, at any time to dissolve and wind up the affairs of the Company; or

B.           The occurrence of any other event that causes the dissolution of a limited liability company under the Act.

Section 12.2.      Winding Up.  If the Company is dissolved pursuant to Section 12.1, the Company’s affairs shall be wound up as soon as reasonably practicable.

Section 12.3.      Distribution of Company Property and Proceeds of Sale Thereof.

A.            Order of Distribution.  Upon completion of all desired sales of Company Property, and after payment of all selling costs and expenses, the proceeds of such sales, and any Company Property that is to be distributed in kind, shall be distributed to the following groups in the following order of priority:

1.        to the extent permitted by law, to satisfy Company liabilities to creditors, including Members who are creditors (other than for past due Company distributions), and the expenses of liquidation of the Company, whether by payment or establishment of reserves;

2.        to satisfy Company obligations to Member(s) to pay past due Company distributions;

3.        to the Member(s), in accordance with the positive balances in its or their respective capital account(s), if any; and

4.        to the Member(s) in accordance with its or their respective Interests.

B.            Insufficient Assets.  The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group.  If the assets available for disposition are sufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective capital account balance or Interests of each Member in such priority group.

ARTICLE THIRTEEN
MISCELLANEOUS PROVISIONS

Section 13.1.     Entire Agreement.  This Limited Liability Company Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated.

Section 13.2.     Law Governing.  THIS LIMITED LIABILITY COMPANY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 13.3.      Successors and Assigns.  This Limited Liability Company Agreement shall be binding upon and shall inure to the benefit of the Member(s) and the Manager(s), if more than one, and its or their respective heirs, legal representatives, successors and assigns.

Section 13.4.      Severability.  This Limited Liability Company Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and Limited Liability Company Agreement.  If any provision of this Limited Liability Company Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the parties as expressed herein, the remainder of this Limited Liability Company Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 13.5.      Amendment.  Except as expressly provided herein, this Limited Liability Company Agreement may be amended only by action of the Member, or a majority-in-interest of such Members, if more than one.

Section 13.6.      Binding Effect.  This Limited Liability Company Agreement shall be binding upon the parties hereto as evidenced by their signatures below.

(Signature Page Follows)

In witness whereof, the sole Member and the Managers have evidenced the adoption of this Amended and Restated Limited Liability Company Agreement by their signatures below, such adoption to be effective as of the date first above written.

SOLE MEMBER:

AT&T Inc.

By:	/s/ Stephen A. McGaw
	Name:	Stephen A. McGaw
	Title:	Senior Vice President – Corporate Strategy and Development

MANAGERS:

/s/ Stephen A. McGaw
Stephen A. McGaw

/s/ John J. O'Connor
John J. O'Connor

[Signature Page to Amended & Restated LLC Agreement of Time Warner LLC]